Exhibit 99.1

News Release—November 5, 2009

U-STORE-IT CLOSES $351.2 MILLION IN CAPITAL RAISING EFFORTS AND REPORTS THIRD QUARTER 2009 RESULTS

FFO of $0.18 per Share Exceeds Company Guidance

Closed on $77.2 Million in Dispositions

Closed on $62.0 Million in Secured Loans

Closed on Joint Venture Raising $51.0 Million

Closed on Common Share Offering Raising $161 Million

WAYNE, PA—(MARKET WIRE)—November 5, 2009—U-Store-It Trust (NYSE: YSI) announced its operating results for the three months ended September 30, 2009 and announced the closings of transactions related to its capital raising initiatives including closings of property dispositions, secured loans, a joint venture transaction and a follow-on equity offering.

“We ended the third quarter in a very strong financial position.  Our capital raising activity during the year allows us to fully address our debt maturities through late 2012 and provides us with an opportunity to evaluate external growth opportunities as we head into 2010,” said U-Store-It Chief Executive Officer Dean Jernigan. “While conditions remain challenging in the self-storage industry, we have seen initial signs of a more stable environment thus far in the fourth quarter.  We believe our management team’s focus on our assets, call center and marketing initiatives will result in maximizing the potential of our core portfolio.”

Key Metrics for the Quarter Ended September 30, 2009

•                  Funds from operations (FFO) were $0.18 per share compared with $0.26 per share in the third quarter of 2008.

•                  Weighted average shares and units outstanding were 81.1 million and 63.2 million for the quarters ended September 30, 2009 and 2008, respectively.  The increase reflects the additional shares outstanding as a result of the Company’s follow-on offering of 32.2 million shares on August 19, 2009.

•                  Same-store revenue (361 same-store facilities) decreased 2.8% to $160.7 million from $165.3 million comparing the nine months ended September 30, 2009 and 2008, respectively.  For the quarter, same-store revenue decreased 4.9% to $53.5 million from $56.2 million in the prior-year quarter.

•                  Same-store property operating expenses decreased 0.1% to $64.5 million for the nine months ended September 30, 2009 from $64.6 million in the prior-year period.  For the quarter, same-store expenses decreased 6.4% to $20.7 million from $22.1 million in the prior-year quarter.

•                  Same-store net operating income (NOI) decreased 4.6% to $96.2 million for the nine months ended September 30, 2009 from $100.8 million in the prior-year period. For the quarter, same-store NOI decreased 3.9% to $32.8 million from $34.1 million in the prior-year quarter.

•                  Same-store realized annual rent per occupied square foot (rental income divided by average occupied square feet) grew 1.6% and 1.3% for the nine months and three months ended September 30, 2009, respectively, compared to the prior year periods.

•                  Same-store average physical occupancy was 76.4% compared with 81.8% in the prior-year quarter and was 76.2% compared with 80.3% for the nine month periods ending September 30, 2009 and 2008, respectively.

Capital Raising Initiatives

“We are pleased to announce the closings of a significant number of transactions during the third quarter,” said U-Store-It President and Chief Investment Officer Christopher Marr. “During last quarter’s earnings announcement, we announced a pipeline of capital-raising activities including a joint venture, secured loans and asset dispositions.  We successfully executed those transactions during the quarter and also accessed the public equity market raising $161 million in proceeds from our follow-on equity offering.  We continue to expect to close on our previously announced $450 million secured credit facility in the fourth quarter and closing of this three year facility will complete the transformation of our balance sheet and maturity profile.”

Joint Venture

On August 13, 2009, U-Store-It, through a wholly-owned affiliate, closed on its joint venture with an affiliate of Heitman, LLC. As a result, U-Store-It received approximately $51 million in cash for a 50% interest in the unleveraged joint venture. The Company contributed 22 of its wholly-owned properties, which are located in eight states and have an agreed upon value of $102 million. U-Store-It receives a management fee and continues day-to-day operation of the properties.

U-Store-It and Heitman had been evaluating the potential to expand the joint venture with an additional pool of assets.  This evaluation has concluded and the Company and its partner will not be adding additional assets to the venture.

Secured Loans and Property Dispositions

During the third quarter, U-Store-It sold 13 facilities for an aggregate sale price of $67.3 million and closed on seven secured term loans totaling $21.4 million.  Subsequent to quarter end, the Company has closed on the sale of three additional facilities for an aggregate sale price of $9.9 million and closed additional term loans for $40.6 million.

To date in 2009, the Company has raised a total of $88.9 million through the disposition of 19 facilities and a total of $113.4 million through 16 secured loans.

In the fourth quarter, the Company expects to complete its 2009 capital raising efforts with the closing of a three-year, $450 million secured credit facility consisting of a $200 million term loan and a $250 million revolver.  At closing the $200 million term loan portion will be fully drawn and there will be nothing drawn on the revolver.

Common Share Offering

On August 19, 2009, the Company closed its public offering of 32,200,000 common shares at a public offering price per share of $5.25, including 4,200,000 common shares purchased by the underwriters pursuant to an overallotment option. The Company received approximately $161.2 million in net proceeds from the offering.

Third Quarter Financial Results

Third Quarter Funds from Operations

FFO for the third quarter of 2009 was $14.4 million, compared with $16.3 million for the third quarter of 2008. FFO per share was $0.18 in the quarter compared with $0.26 in the prior-year quarter.

Third Quarter Operating Results

The Company reported net income of $7.5 million, or $0.09 per share, in the third quarter of 2009, compared with net income of $4.4 million, or $0.07 per share, in the prior-year quarter. Total revenues decreased 3.5% to $54.9 million from $57.3 million, primarily due to lower occupancy levels and lower average scheduled rent per square foot. Total property operating expenses decreased to $23.2 million from $24.7 million, primarily due to lower advertising and utilities costs this year as compared to the prior-year period.  General and administrative expenses decreased to $5.6 million from $5.8 million.

Interest expense decreased approximately $0.8 million in the third quarter of 2009, primarily as a result of reduced levels of debt outstanding and lower interest rates during the third quarter of 2009, compared with the same period in 2008.

The Company’s 368 owned facilities, containing 23.8 million rentable square feet, had a physical occupancy at September 30, 2009 of 75.7% and an average physical occupancy of 76.6% for the third quarter.

Third Quarter Same-Store Results

The Company’s same-store pool at September 30, 2009 represented 361 facilities containing approximately 23.3 million rentable square feet and included approximately 97.9% of the aggregate rentable square feet of the Company’s 368 owned facilities. The same-store facilities represented approximately 97.8% of property net operating income for the quarter ended September 30, 2009.

Same-store total revenues decreased 4.9% and same-store operating expenses decreased 6.4%, compared with the third quarter of 2008. Same-store net operating income decreased 3.9% in the third quarter of 2009, compared with the prior-year quarter.

Same-store average physical occupancy for the third quarter of 2009 was 76.4%, compared with 81.8% in the third quarter of 2008. Realized annual rent per occupied square foot (rental income divided by average occupied square feet) increased 1.3% over the prior year quarter.

Quarterly Dividend

On August 5, 2009, the Company’s Board of Trustees declared a dividend of $0.025 per share. The dividend was paid on October 22, 2009 to shareholders of record on October 7, 2009.

Full-Year 2009 and Fourth Quarter Financial Outlook

“We ended the quarter with $61 million of cash on our balance sheet, a debt to gross assets ratio of 38% and net debt to annualized third quarter EBITDA of 6.4x.  With the fourth quarter closing of our new credit facility, we will have completed the restructuring of our balance sheet and have in-place capital sources to meet our maturities through late 2012,” said U-Store-It Chief Financial Officer Timothy Martin. “Our third quarter results slightly outpaced our FFO guidance of $0.16 to $0.17 per share.  We are adjusting our full-year FFO guidance to reflect the timing and increased amount of our disposition and secured financing activities.  The midpoint of our guidance range for 2009 same-store NOI performance remains unchanged and continues to reflect a stabilizing operating environment.”

For 2009, U-Store-It currently expects fully-diluted FFO per share will be between $0.72 and $0.73 and fully diluted net loss per share will be between $(0.05) and $(0.04). The Company’s outlook is based on the following key facts and assumptions:

•                  General and administrative expenses of approximately $22.0 million to $22.8 million

•                  Same-store revenue growth of -4.0% to -3.0%, compared with 2008

•                  Same-store expense change of -1.0% to 0.0%, compared with 2008

•                  Same-store net operating income change of -5.5% to -4.5%, compared with 2008

•                  Secured loans closed to date of $113.4 million with a 7.0% weighted-average interest rate

•                  Dispositions closed to date of $88.9 million

•                  Joint venture closed during the third quarter generating $51 million in proceeds to the Company

•                  New secured credit facility closing in the fourth quarter

•                  Equity issuances completed in the second quarter totaling $10 million through “at-the-market” equity program and in the third quarter through the follow-on offering totaling $161.2 million

2009 Full Year Guidance	Range or Value
Earnings (loss) per diluted share allocated to common shareholders	$(0.05)	to	$(0.04)
Less: gains on sales of real estate	(0.19)		(0.19)
Plus: real estate depreciation and amortization	0.96		0.96
FFO per diluted share	$0.72	to	$0.73

For the quarter ending December 31, 2009, the Company estimates fully-diluted FFO per share will be between $0.12 and $0.13 and fully-diluted net loss per share will be between $(0.06) and $(0.05).

Fourth Quarter 2009 Guidance	Range or Value
Earnings (loss) per diluted share allocated to common shareholders	$(0.06)	to	$(0.05)
Plus: real estate depreciation and amortization	0.18		0.18
FFO per diluted share	$0.12	to	$0.13

Conference Call

Management will host a conference call at 11:00 a.m. ET on Friday, November 6, 2009, to discuss financial results for the three months ended September 30, 2009. A live webcast of the conference call will be available online from the investor relations page of the Company’s corporate website at www.ustoreit.com. The dial-in numbers are 1-800-860-2442 for domestic callers and +1-412-858-4600 for international callers.

After the live webcast, the call will remain available on U-Store-It’s website for 30 days. In addition, a telephonic replay of the call will be available until December 6, 2009. The replay dial-in number is 1-877-344-7529 for domestic callers and +1-412-317-0088 for international callers. The reservation number for both is 431540.

Supplemental operating and financial data as of September 30, 2009 is available on the Company’s corporate website under the heading “Investor Relations and Financial Information.”

About U-Store-It Trust

U-Store-It Trust is a self-administered and self-managed real estate investment trust. The Company provides self-storage solutions across the country.  The Company owns and manages 367 facilities — 345 wholly owned, 22 Joint Venture, and eight 3rd party managed facilities, and operates the U-Store-It Network, which consists of approximately 547 additional self storage facilities.  The Company’s self-storage facilities, storage space and storage solutions are designed to offer affordable, easily accessible, secure, and in most locations, climate-controlled storage space for residential and commercial customers, as well as boat storage and mini storage. According to the 2009 Self Storage Almanac, U-Store-It Trust is one of the top four owners and operators of self-storage facilities in the U.S.

Visitors may go online to http://www.ustoreit.com to learn more about the company and to find a nearby storage facility. Visitors to ustoreit.com can also view the sizes and features of individual self-storage units, reserve storage space, and pay their storage bills online using a safe, secure online payment function.

For more information about business or personal storage call U-Store-It toll free at 1-888-U-STORE-IT.

Non-GAAP Performance Measurements

FFO is a widely used performance measure for real estate companies and is provided here as a supplemental measure of operating performance. The Company calculates FFO in accordance with the best practices described in the April 2002 National Policy Bulletin of the National Association of Real Estate Investment Trusts (the “White Paper”). The White Paper defines FFO as net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.

Management uses FFO as a key performance indicator in evaluating the operations of the Company’s facilities. Given the nature of its business as a real estate owner and operator, the Company considers FFO a key measure of its operating performance that is not specifically defined by accounting principles generally accepted in the United States. The Company believes that FFO is useful to management and investors as a starting point in measuring its operational performance because it excludes various items included in net income that do not relate to or are not indicative of its operating performance such as gains (or losses) from sales of property and depreciation, which can make periodic and peer analyses of operating performance more difficult. FFO should not be considered as an alternative to net income (determined in accordance with GAAP) as an indicator of the Company’s financial performance, is not an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company’s liquidity, and is not indicative of funds available to fund the Company’s cash needs, including its ability to make distributions.

We define net operating income, which we refer to as NOI, as total continuing revenues less continuing property operating expenses. NOI also can be calculated by adding back to net income: interest expense, loan procurement amortization expense, non-controlling interests, depreciation and general and administrative, and deducting from net income: gains on sale of self-storage facilities, interest income and other. NOI is not a measure of performance calculated in accordance with GAAP.

Management uses NOI as a measure of operating performance at each of our facilities, and for all of our facilities in the aggregate. NOI should not be considered as a substitute for operating income, net income, cash flows provided by operating, investing and financing activities, or other income statement or cash flow statement data prepared in accordance with GAAP.

Forward-Looking Statements

This presentation, together with other statements and information publicly disseminated by U-Store-It Trust (“we,” “us,” “our” or the “Company”), contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include statements concerning our plans, objectives, goals, strategies, future events, future revenues or performance, capital expenditures, financing needs, plans or intentions relating to acquisitions and other information that is not historical information. In some cases, forward-looking statements can be identified by terminology such as “believes,” “expects,” “estimates,” “may,” “will,” “should,” “anticipates,” or “intends” or the negative of such terms or other comparable terminology, or by discussions of strategy. Such statements are based on assumptions and expectations that may not be realized and are inherently subject to risks, uncertainties and other factors, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Although we believe the expectations reflected in these forward-looking statements are based on reasonable assumptions, future events and actual results, performance, transactions or achievements, financial and otherwise, may differ materially from the results, performance, transactions or achievements expressed or implied by the forward-looking statements. As a result, you should not rely on any forward-looking statements in this Report, or which management may make orally or in writing from time to time, as predictions of future events nor guarantees of future performance.  We caution you not to place undue reliance on forward-looking statements, which speak only as the date of this Report or as of the dates indicated in the statements.  All of our forward-looking statements, including those in this Report, are qualified in their entirely by this statement.

There are a number of risks and uncertainties that could cause our actual results to differ materially from the forward-looking statements contained in or contemplated by this Report. Any forward-looking statements should be considered in light of the risks referenced in Item 1A. “Risk Factors” in the U-Store-It Trust Annual Report on Form 10-K for the year ended December 31, 2008, in Part II. Item 1A. “Risk Factors” set forth below and in our other filings with the Securities and Exchange Commission (“SEC”). These risks include, but are not limited to, the following:

•      national and local economic, business, real estate and other market conditions;

•      the effect of competition from new and existing self-storage facilities or other storage alternatives, which would cause rents and occupancy rates to decline;

•      the execution of our business plan;

•      financing risks including the risk of over-leverage and the corresponding risk of default on our mortgage and other debt and potential inability to refinance existing indebtedness;

•      recent disruptions in the credit and financial markets and resulting difficulties in raising capital or obtaining credit at reasonable rates, or at all;

•      increases in insurance premiums, property tax assessments and other operating and maintenance expenses;

•      risks related to our participation in joint ventures;

•      counterparty non-performance related to the use of derivative financial instruments;

•      our ability to maintain our status as a real estate investment trust (“REIT”) for federal income tax purposes;

•      difficulties in our ability to evaluate, finance and integrate acquired and developed properties into our existing operations and to lease up those properties, which could adversely affect our profitability;

•      delays in the development and construction process, which could adversely affect our profitability;

•      the impact of the regulatory environment as well as national, state, and local laws and regulations including, without limitation, those governing REITs, which could increase our expenses and reduce our cash available for distribution;

•      potential liability for uninsured losses and environmental contamination;

•      risks associated with international operations including, but not limited to, unfavorable foreign currency rate fluctuations that could adversely affect our earnings and cash flows;

•      disruptions or shutdowns of our automated processes and systems; and

•      general risks associated with the ownership and operation of real estate including changes in  demand, adverse changes in tax, real estate and zoning laws and regulations, the impact of natural disasters and potential terrorist attacks and acts of war.

We undertake no obligation to publicly update or revise these forward-looking statements, whether as a result of new information, future events or otherwise except as may be required in securities laws.

Company Contact:

U-Store-It Trust

Timothy M. Martin

Chief Financial Officer

(610) 293-5700

U-STORE-IT TRUST AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

(unaudited)

	September 30,	December 31,
	2009	2008

ASSETS
Storage facilities	$1,784,520	$1,888,123
Less: Accumulated depreciation	(338,407)	(328,165)
Storage facilities, net	1,446,113	1,559,958
Cash and cash equivalents	60,967	3,744
Restricted cash	16,524	16,217
Loan procurement costs, net of amortization	5,924	4,453
Assets held for sale	6,417	2,378
Other assets, net	31,578	10,909
Total assets	$1,567,523	$1,597,659

LIABILITIES AND EQUITY
Revolving credit facility	$—	$172,000
Unsecured term loan	200,000	200,000
Secured term loan	—	57,419
Mortgage loans and notes payable	528,118	548,085
Accounts payable, accrued expenses and other liabilities	38,908	39,410
Distributions payable	2,445	1,572
Deferred revenue	8,653	9,725
Security deposits	457	472
Other liabilities held for sale	157	22
Total liabilities	778,738	1,028,705

Noncontrolling interests in the Operating Partnership	46,057	46,026

Commitments and contingencies

Equity:
Common shares $.01 par value, 200,000,000 shares authorized, 92,382,990 and 57,623,491 shares issued and outstanding at September 30, 2009 and December 31, 2008, respectively	923	576
Additional paid-in capital	974,111	801,029
Accumulated other comprehensive loss	(2,480)	(7,553)
Accumulated deficit	(274,554)	(271,124)
Total U-Store-It Trust shareholders’ equity	698,000	522,928
Noncontrolling interests in subsidiaries	44,728	—
Total equity	742,728	522,928
Total liabilities and equity	$1,567,523	$1,597,659

CONSOLIDATED STATEMENTS OF OPERATIONS

U-STORE-IT TRUST AND SUBSIDIARIES

(in thousands, except share data)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008

REVENUES
Rental income	$50,498	$52,895	$151,813	$156,372
Other property related income	4,361	4,412	12,545	11,703
Total revenues	54,859	57,307	164,358	168,075
OPERATING EXPENSES
Property operating expenses	23,153	24,741	71,791	72,201
Depreciation and amortization	17,894	18,433	53,535	56,004
General and administrative	5,556	5,849	16,658	17,813
Total operating expenses	46,603	49,023	141,984	146,018
OPERATING INCOME	8,256	8,284	22,374	22,057
OTHER INCOME (EXPENSE)
Interest:
Interest expense on loans	(12,008)	(12,786)	(34,834)	(39,577)
Loan procurement amortization expense	(489)	(486)	(1,517)	(1,443)
Interest income	150	34	249	126
Other	—	49	(13)	188
Total other expense	(12,347)	(13,189)	(36,115)	(40,706)

LOSS FROM CONTINUING OPERATIONS	(4,091)	(4,905)	(13,741)	(18,649)

DISCONTINUED OPERATIONS
Income from discontinued operations	684	1,735	2,342	5,566
Net gain on disposition of discontinued operations	10,910	7,544	13,530	13,424
Total discontinued operations	11,594	9,279	15,872	18,990
NET INCOME	7,503	4,374	2,131	341
NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS
Noncontrolling interests in the Operating Partnership	$(512)	$(354)	$(93)	$(39)
Noncontrolling interests in subsidiaries	(173)	—	(173)	—
NET INCOME ATTRIBUTABLE TO THE COMPANY	$6,818	$4,020	$1,865	$302

Basic and diluted loss per share from continuing operations attributable to common shareholders	$(0.05)	$(0.08)	$(0.20)	$(0.30)
Basic and diluted earnings per share from discontinued operations attributable to common shareholders	0.14	0.15	0.23	0.31
Basic and diluted earnings per share attributable to common shareholders	$0.09	$0.07	$0.03	$0.01

Weighted-average basic and diluted shares outstanding	75,248	57,635	63,764	57,616

AMOUNTS ATTRIBUTABLE TO THE COMPANY’S COMMON SHAREHOLDERS:
Loss from continuing operations	$(4,011)	$(4,507)	$(12,801)	$(17,150)
Total discontinued operations	10,829	8,527	14,666	17,452
Net income	$6,818	$4,020	$1,865	$302

Same-store facility results (361 facilities)

(in thousands, except percentage and per square foot data)

(unaudited)

	Three months ended September 30,		Percent	Nine months ended September 30,		Percent
	2009	2008	Change	2009	2008	Change
REVENUES
Rental income	$49,497	$52,326	-5.4%	$149,185	$154,687	-3.6%
Other property related income	3,982	3,903	2.0%	11,495	10,652	7.9%
Total revenues	53,479	56,229	-4.9%	160,680	165,339	-2.8%

OPERATING EXPENSES
Property taxes	6,880	6,939	-0.9%	21,172	20,817	1.7%
Personnel expense	6,091	5,771	5.5%	17,821	17,251	3.3%
Advertising	922	1,515	-39.1%	4,842	4,160	16.4%
Repair and maintenance	787	895	-12.1%	2,159	2,520	-14.3%
Utilities	2,468	2,710	-8.9%	7,310	7,492	-2.4%
Property insurance	698	658	6.1%	1,973	2,185	-9.7%
Other expenses	2,878	3,646	-21.1%	9,237	10,162	-9.1%

Total operating expenses	20,724	22,134	-6.4%	64,514	64,587	-0.1%

Net operating income (1)	$32,755	$34,095	-3.9%	$96,166	$100,752	-4.6%

Gross margin	61.2%	60.6%		59.8%	60.9%

Period average occupancy (2)	76.4%	81.8%		76.2%	80.3%

Period end occupancy (3)	75.7%	81.5%		75.7%	81.5%

Total rentable square feet	23,310	23,310		23,310	23,310

Realized annual rent per occupied square foot (4)	$11.12	$10.98	1.3%	$11.20	$11.02	1.6%

Scheduled annual rent per square foot (5)	$11.60	$12.47	-7.0%	$11.84	$12.38	-4.4%

Reconciliation of Same-Store Net Operating Income to Operating Income
Same-store net operating income (1)	$32,755	$34,095		$96,166	$100,752
Non same-store net operating income (1)	724	323		1,907	663
Indirect property overhead	(1,773)	(1,852)		(5,506)	(5,541)
Depreciation	(17,894)	(18,433)		(53,535)	(56,004)
General and administrative expense	(5,556)	(5,849)		(16,658)	(17,813)

Operating Income	$8,256	$8,284		$22,374	$22,057

(1)         Net operating income (NOI) is a non-GAAP (generally accepted accounting principles) financial measure that excludes the impact of depreciation and general & administrative expense.

(2)         Square feet occupancy represents the weighted average occupancy for the period.

(3)         Represents occupancy at September 30 of the respective year.

(4)         Realized annual rent per occupied square foot is computed by dividing rental income by the weighted average occupied square feet for the period.

(5)         Scheduled annual rent per square foot represents annualized scheduled rents per available square foot for the period.

Non-GAAP Measure — Computation of Funds From Operations

(in thousands, except per share data)

(unaudited)

	Three months ended
	September 30,
	2009	2008

Net income	$7,503	$4,374

Add (deduct):
Real estate depreciation	18,342	19,424
Gains on sales of real estate	(10,910)	(7,544)
Noncontrolling interest share of FFO	(577)	—

FFO	$14,358	$16,254

Earnings per share attributable to common shareholders - fully diluted	$0.09	$0.07
FFO per share and unit - fully diluted	$0.18	$0.26

Weighted-average diluted shares outstanding	75,248	57,635
Weighted-average diluted shares and units outstanding	81,063	63,234

Dividend per common share and unit	$0.025	$0.180
Payout ratio of FFO	14%	70%